Item 77Q(1)(e)
Touchstone Strategic Trust
The following documents are included in the Registrant's Post-Effective Amendment No. 123 to the Registration Statement as filed with the SEC via EDGAR on August 31, 2015 (Accession No 0001104659-15-062728) and are incorporated by reference herein:
Amended Schedule 1 to the Advisory Agreement, with respect to the Touchstone Credit Opportunities Fund, dated August 31, 2015; and

Sub-Advisory Agreement between Touchstone Advisors, Inc. and
Ares Capital Management II, LLC, with respect to the Touchstone
Credit Opportunities Fund, dated August 31, 2015.